MISTRAS GROUP, INC.
RESTRICTED STOCK UNIT CERTIFICATE

Granted To:

Total Units: Grant Date:

Vesting Dates:

1.Award. In accordance with the Mistras Group, Inc. 2016 Long-Term Incentive Plan (the “Plan”), Mistras Group, Inc. (the “Company”) has made an award to you of restricted stock units (the “RSUs”). Each RSU, upon vesting, will become one share of the Company’s common stock. The award and the RSUs are subject to the provisions of the Plan and, to the extent not prohibited by the Plan, the terms and conditions of this certificate. Capitalized terms that are used but not defined in this certificate shall have the meanings ascribed to them by the Plan.

2.Vesting of RSUs. Except as otherwise provided herein or the Plan, the RSUs will vest in equal annual installments on each of the dates set forth above, or 100% on the vesting date if only one vesting date is listed above. All vesting is subject to your continuous employment or other service with the Company or a Subsidiary from the Grant Date until the applicable vesting date, except as otherwise provided in this certificate or in the Plan.

3.Termination of Employment; Forfeiture of Unvested RSUs. Unless the Committee, acting in its sole and absolute discretion, determines otherwise, upon the termination of your employment and other service with the Company and its Subsidiaries (“Termination of Employment”), you will forfeit all right, title and interest in the unvested RSUs, unless your Termination of Employment is as a result of (i) Retirement, in which case the terms of Section 4 shall control, (ii) death or permanent disability, in which case Section 5 shall control, or (iii) as expressly set forth in the Plan, such as in connection with a Change of Control.

4.Eligible Retirement. (a) The following terms shall govern if you retire pursuant to an Eligible Retirement. As used in this Section 4, “Eligible Retirement” means that you have reached the age of 65. If you meet the Eligible Retirement terms, and you retire or resign from providing service to the Company and its subsidiaries, you will be a “Retiree.” If you are a Retiree, any outstanding unvested RSUs hereunder shall continue to vest after retirement but only on the condition that you continuously comply with the restrictive covenants set forth below in (b).

(b) In consideration of you having the benefit of post-retirement vesting of RSUs upon becoming a Retiree, you agree that continuously until 6 months after the last of the any unvested RSUs you may have vests (such period being the “Restricted Period”), you shall not, directly or indirectly, on your own behalf or on behalf of any person other than the Company (i) engage in, have an equity or profit interest in, or lend money to, or manage, operate, or work for any person, firm, corporation, partnership, or business (whether as a director, officer, employee, agent, representative, partner, security holder, consultant, or otherwise) that engages in any business which competes in any respect with the Company or any of its Subsidiaries, or (ii) recruit or otherwise solicit or induce any employee, consultant, customer, client, or supplier of the Company or any of its Subsidiaries to (A) terminate its employment or other business arrangement or relationship with the Company or any of its Subsidiaries, (B) otherwise change its relationship with the Company or any of its Subsidiaries or (C) establish any business relationship with you or person controlled by or related to you for any business purpose competitive with the Company or of its Subsidiaries. A passive investment by you in a publicly traded company in which you exercise no operational or strategic control and which constitutes less than 2% of the outstanding shares of such entity shall not constitute a breach of this covenant.

(c) If you fail to meet the restrictive covenants set forth in (b) above continuously during the Restricted Period, then (i) all unvested RSUs shall automatically be cancelled and forfeited, and (ii) you shall repay to the Company the value realized by you of all post retirement vesting of RSUs without any reduction for taxes paid by or withheld on your behalf on account of any such value realized.

5.Vesting Upon Death or Disability. Upon your Disability (as defined in the Plan) or death, all unvested RSUs shall vest and, in the case of your death, the shares represented by such RSUs shall be distributed to your heirs.

6.Transfer Restrictions. You may not sell, assign, transfer, pledge, hedge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) any unvested RSUs, and unvested RSUs shall not be subject to execution, attachment or similar process. Any attempt by you or any other person claiming against, through or under you to cause unvested RSUs to be transferred or assigned in any manner and for any purpose not permitted hereunder or under the Plan shall be null and void and without effect upon the Company, you or any other person.

7.No Ownership of Stock; No Dividends or Voting Rights. The RSUs do not represent shares of the Company’s common stock, and no dividends or other distributions will be payable on unvested RSUs, and you will not have any voting rights with respect to the unvested RSUs.

8.Issuance of Shares Upon Vesting. If, as and when any RSU becomes vested, and subject to the satisfaction of applicable withholding and other legal requirements, the vested RSU becomes void and you shall own one share of common stock of the Company for each vested RSU.

9.Withholding. The vesting of RSUs covered by this certificate shall be subject to and conditioned upon the satisfaction by you of applicable tax withholding obligations. The Company and its Subsidiaries may require you to remit an amount sufficient to satisfy applicable withholding taxes or deduct or withhold such amount from any payments otherwise owed to you. By accepting this award, you expressly authorizes the Company to deduct from any compensation or any other payment of any kind due to you, including withholding shares issued in exchange for vested RSUs, for the amount of any federal, state, local or foreign taxes required by law to be withheld in connection with the vesting of RSUs; provided, however, that the value of the RSUs withheld may not exceed the statutory maximum withholding amount allowed by law.

10.Provisions of the Plan and the Committee’s Authority Control. This certificate is subject to all the terms, conditions and provisions of the Plan and to the rules, regulations and interpretations as may be established or made by the Committee acting within the scope of its authority and responsibility under the Plan. A copy of the Plan is available to you and may be obtained from the Company’s Corporate Secretary at the Company’s corporate headquarters. The applicable provisions of the Plan shall govern in any situation where this certificate is silent or where the applicable provisions of this certificate are contrary to or not reconcilable with such Plan provisions. The Committee shall have complete discretion in the exercise of its rights, powers, and duties with respect to the award represented by this certificate. Any interpretation or construction of any provision of, and the determination of any question arising under, this certificate shall be made by the Committee in its discretion and such exercise shall be final, conclusive, and binding.

11.No Employment Rights. Nothing contained herein or in the Plan shall confer upon you any right of continued employment or other service with the Company or a Subsidiary or interfere in any way with the right of the Company and its Subsidiaries at any time to terminate your employment or other service with the Company or its Subsidiaries or to increase, decrease or otherwise adjust your compensation and any other terms and conditions of your employment or other service.

12.Successors. This certificate shall be binding upon, and inure to the benefit of, any successor or successors of the Company, you and any of your beneficiaries.

13.Entire Understanding. This certificate and the terms of Plan constitute the entire terms of the award represented by this certificate and may not be amended, except as provided in the Plan, other than by a written instrument executed by the Company and you.

14.Governing Law. All rights and obligations under this certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

Mistras Group, Inc.

By: Dennis Bertolotti By: Michael C. Keefe
President and Chief Executive VP, General
Executive Officer Counsel
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